Exhibit 99.1
FOR IMMEDIATE RELEASE
Agilysys Reports Unaudited Fiscal 2010 First-Quarter Results
•	Demand for IT products, especially hardware, was weaker than expected in first-quarter

•	Fiscal 2009 annualized cost-reduction actions in excess of $35 million realized

•	Cash increased by $14.8 million to $51.0 million; Company is debt-free
CLEVELAND—Aug. 5, 2009—Agilysys, Inc. (Nasdaq: AGYS), a leading provider of innovative IT solutions, today announced unaudited financial results for its fiscal 2010 first quarter ended June 30, 2009.
First-Quarter Unaudited Results of Operations
Consolidated revenue for the fiscal 2010 first quarter declined 27.6% from the year-ago period to $130.2 million. Hardware sales declined 31.6%, services declined 25.7% and software declined 1.1%, compared with the first quarter of fiscal 2009. The lower revenues reflect continued softness in demand in addition to customers delaying purchase commitments.
Gross margin in the quarter was 24.7%, compared with 26.6% in the first quarter of fiscal 2009, largely due to lower services revenues and services margins.
Selling, general and administrative (SG&A) expense was down $11.7 million, or 20.7%, to $44.8 million, compared with $56.6 million in the prior-year first quarter. The decrease was primarily attributable to cost-reduction actions initiated during fiscal 2009 and lower incentive compensation.
The reported loss from continuing operations for the quarter was $12.4 million, or a loss of $0.55 per share, compared with the loss of $60.1 million, or a loss of $2.66 per share, in the prior year quarter. Prior-year results included $56.7 million in charges related to asset impairment and restructuring.
Adjusted EBITDA (operating income plus depreciation and amortization), excluding asset impairment and restructuring charges, was a loss of $6.4 million, versus a loss of $1.9 million in last year’s first quarter. The decline in gross profit from lower sales more than offset the $11.7 million reduction in SG&A expense.
“We were disappointed with the weaker-than-anticipated sales for the quarter. The lingering malaise in IT spending negatively impacted product and service revenue across the board,” said Martin Ellis, president and chief executive officer. “Our cash flow was strong in the quarter and we have begun to realize the benefits of the cost savings initiatives previously executed. However, we continue to evaluate our cost structure to address current market demand.”
Financial Position
At June 30, 2009, cash on hand increased by $14.8 million to $51.0 million from $36.2 million at March 31, 2009. The Company is debt-free and has no outstanding balances on its $50 million credit facility. Additionally, Agilysys terminated and paid off its floor plan finance facility using cash flow from operations in early May 2009.
AGILYSYS, INC. • 28925 FOUNTAIN PARKWAY • SOLON, OH 44139 • WWW.AGILYSYS.COM

Dividend
The Company also announced today that the Board of Directors voted to eliminate the payment of cash dividends. With the evolution of the Company’s business and the current quarter’s weak operating performance that resulted in the Company not maintaining its fixed charge coverage ratio, the Board voted to eliminate the dividend. The elimination of the dividend will preserve approximately $2.7 million in cash on an annualized basis and will further improve financial flexibility.
Business Outlook
With the ongoing uncertainty into IT demand, visibility remains limited. Due to this uncertainty, the Company continues to suspend revenue guidance and is also suspending its earnings guidance until visibility improves.
Conference Call Information
A conference call will be held at 11:00 a.m. ET today to review fiscal 2010 first-quarter results. A slide deck will be the basis for the review. Both the slide deck and the conference call can be accessed via the Investor Relations section of www.agilysys.com. A replay of the call will be archived on the website.
To be added to Agilysys’ e-mail distribution list, please click on the link below:
http://www.agilysys.com/home/InvestorRelations/
Forward-Looking Language
This release contains certain management expectations, which may constitute forward-looking information within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Reform Act of 1995. Forward-looking information speaks only as to the date of this presentation and may be identified by use of words such as “may,” “will,” “believes,” “anticipates,” “plans,” “expects,” “estimates,” “projects,” “targets,” “forecasts,” “continues,” “seeks,” or the negative of those terms or similar expressions. Many important factors could cause actual results to be materially different from those in forward-looking information including, without limitation, competitive factors, disruption of supplies, changes in market conditions, pending or future claims or litigation, or technology advances. No assurances can be provided as to the outcome of cost reductions, business strategies, future financial results, unanticipated downturns to our relationships with customers, unanticipated difficulties integrating acquisitions, new laws and government regulations, interest rate changes, and unanticipated deterioration in economic and financial conditions in the United States and around the world. We do not undertake to update or revise any forward-looking information even if events make it clear that any projected results, actions, or impact, express or implied, will not be realized.
Other potential risks and uncertainties that may cause actual results to be materially different from those in forward-looking information are described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), under Item 1A, “Risk Factors.” Copies are available from the SEC or the Agilysys website.
Use of Non-GAAP Financial Information
To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this release, certain non-GAAP financial measures as defined by the SEC rules are used. Management believes that such information can enhance investors’ understanding of the Company’s ongoing operations and is a measure used in the Company’s debt agreement. The non-GAAP measures included in this release have been reconciled to the comparable GAAP measures within an accompanying table, shown on the last page of this release.
AGILYSYS, INC. • 28925 FOUNTAIN PARKWAY • SOLON, OH 44139 • WWW.AGILYSYS.COM

About Agilysys, Inc.
Agilysys is a leading provider of innovative IT solutions to corporate and public-sector customers, with special expertise in select markets, including retail and hospitality. The Company uses technology—including hardware, software and services—to help customers resolve their most complicated IT needs. The Company possesses expertise in enterprise architecture and high availability, infrastructure optimization, storage and resource management, identity management and business continuity; and provides industry-specific software, services and expertise to the retail and hospitality markets. Headquartered in Cleveland, Agilysys operates extensively throughout North America, with additional sales offices in the United Kingdom and Asia.
News releases and other information on Agilysys are available on the Internet at: http://www.agilysys.com
# # #
Investor Contact:
Curtis Stout
Vice President and Treasurer
Agilysys, Inc.
440-519-8635
curtis.stout@agilysys.com
Media Contact:
Maureen Morreale
Senior Communications Manager
Agilysys, Inc.
440-519-8161
maureen.morreale@agilysys.com
—FINANCIAL STATEMENTS FOLLOW—
AGILYSYS, INC. • 28925 FOUNTAIN PARKWAY • SOLON, OH 44139 • WWW.AGILYSYS.COM

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended
	June 30,
(In thousands, except share and per share data)	2009	2008
		(As Adjusted)
Net sales:
Products	$104,893	$145,703
Services	25,297	34,048

Total net sales	130,190	179,751
Cost of goods sold:
Products	85,561	120,987
Services	12,459	10,986

Total cost of goods sold	98,020	131,973

Gross margin	32,170	47,778
Selling, general and administrative expenses	44,845	56,559
Asset impairment charges	—	33,623
Restructuring charges	14	23,063

Operating loss	(12,689)	(65,467)
Other (income) expense:
Other income, net	(471)	(238)
Interest income	(33)	(247)
Interest expense	207	254

Loss before income taxes	(12,392)	(65,236)
Income tax expense (benefit)	15	(5,162)

Loss from continuing operations	(12,407)	(60,074)
Income from discontinued operations	11	38

Net loss	$(12,396)	$(60,036)

Loss per share — basic and diluted
Loss from continuing operations	$(0.55)	$(2.66)
(Loss) income from discontinued operations	—	—

Net loss	$(0.55)	$(2.66)

Weighted average shares outstanding
Basic and diluted	22,627,338	22,536,508

Cash dividends per share	$0.03	$0.03
AGILYSYS, INC. • 28925 FOUNTAIN PARKWAY • SOLON, OH 44139 • WWW.AGILYSYS.COM

AGILYSYS, INC.
BUSINESS SEGMENT INFORMATION (UNAUDITED)

	Three Months Ended
	June 30,
(In thousands)	2009	2008
Hospitality (HSG)
Total revenue	$16,550	$24,754
Elimination of intersegment revenue	(543)	(39)

Revenue from external customers	$16,007	$24,715

Gross margin	$9,858	$15,166

	61.6%	61.4%
Depreciation and amortization	$1,123	$1,331
Operating loss	(1,902)	(5,859)

Adjusted EBITDA	$(779)	$(4,528)

Goodwill and intangible asset impairment	$—	$7,465

Retail (RSG)
Total revenue	$24,388	$38,267
Elimination of intersegment revenue	(1)	(168)

Revenue from external customers	$24,387	$38,099

Gross margin	$5,377	$8,400

	22.0%	22.0%
Depreciation and amortization	$50	$88
Operating income (loss)	1,630	(14,372)

Adjusted EBITDA	$1,680	$(14,284)

Goodwill impairment	$—	$18,361

Technology (TSG)
Total revenue	$89,824	$118,701
Elimination of intersegment revenue	(28)	(1,764)

Revenue from external customers	$89,796	$116,937

Gross margin	$17,729	$22,435

	19.7%	19.2%
Depreciation and amortization	$3,951	$4,419
Operating loss	(2,534)	(32,045)

Adjusted EBITDA	$1,417	$(27,626)

Goodwill impairment	$—	$7,797
Restructuring charge	$—	$23,063
AGILYSYS, INC. • 28925 FOUNTAIN PARKWAY • SOLON, OH 44139 • WWW.AGILYSYS.COM

AGILYSYS, INC.
BUSINESS SEGMENT INFORMATION (UNAUDITED)

	Three Months Ended
(In thousands)	June 30,
	2009	2008
Corporate / Other
Gross margin	$(794)	$1,777

Depreciation and amortization (a)	$1,204	$1,073
Operating loss	(9,883)	(13,191)

Adjusted EBITDA	$(8,679)	$(12,118)

Restructuring charge	$14	$—

Consolidated
Total revenue	$130,762	$181,722
Elimination of intersegment revenue	(572)	(1,971)

Revenue from external customers	$130,190	$179,751

Gross margin	$32,170	$47,778

	24.7%	26.6%
Depreciation and amortization (a)	$6,328	$6,911
Operating loss	(12,689)	(65,467)

Adjusted EBITDA	$(6,361)	$(58,556)

Goodwill and intangible asset impairment	$—	$33,623
Restructuring charge	$14	$23,063

(a)	Does not include the amortization of deferred financing fees totaling $88 and $56 for the three months ended June 30, 2009 and 2008, respectively, which related to the Corporate/Other segment.
AGILYSYS, INC. • 28925 FOUNTAIN PARKWAY • SOLON, OH 44139 • WWW.AGILYSYS.COM

AGILYSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share data)	June 30, 2009	March 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$51,015	$36,244
Accounts receivable, net	104,992	151,944
Inventories, net	20,403	27,216
Deferred income taxes — current, net	6,841	6,836
Prepaid expenses and other current assets	4,409	4,564
Income taxes receivable	3,871	3,871
Assets of discontinued operations — current	433	1,075

Total current assets	191,964	231,750
Goodwill	50,592	50,382
Intangible assets, net	31,210	35,699
Deferred income taxes — non-current, net	529	511
Other non-current assets	18,501	29,008
Assets of discontinued operations — non-current	49	56
Property and equipment, net	28,830	27,030

Total assets	$321,675	$374,436

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$76,293	$28,042
Floor plan financing in default	—	74,159
Deferred revenue	22,483	18,709
Accrued liabilities	19,761	37,807
Long-term debt — current	330	238
Liabilities of discontinued operations — current	722	1,176

Total current liabilities	119,589	160,131
Other non-current liabilities	21,141	21,588
Shareholders’ equity:
Common shares, without par value, at $0.30 stated value; authorized 80,000,000 shares; 31,606,829 issued at June 30, 2009	9,370	9,366
Treasury stock (8,896,778 shares at June 30, 2009 and March 31, 2009)	(2,669)	(2,670)
Capital in excess of stated value	(10,467)	(11,036)
Retained earnings	186,870	199,947
Accumulated other comprehensive loss	(2,159)	(2,890)

Total shareholders’ equity	180,945	192,717

Total liabilities and shareholders’ equity	$321,675	$374,436

AGILYSYS, INC. • 28925 FOUNTAIN PARKWAY • SOLON, OH 44139 • WWW.AGILYSYS.COM

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	June 30,
(In thousands)	2009	2008
		(As Adjusted)
Operating activities:
Net loss	$(12,396)	$(60,036)
Less: Income from discontinued operations	(11)	(38)

Loss from continuing operations	(12,407)	(60,074)
Adjustments to reconcile net loss from continuing operations to net cash provided by (used for) operating activities (net of effects from business acquisitions):

Impairment of goodwill and intangible assets	—	54,203
Impairment of investment in cost basis company	—	(34)
Depreciation	933	965
Amortization	5,483	6,002
Deferred income taxes	(23)	(5,986)
Stock based compensation	540	1,745
Changes in working capital:
Accounts receivable	46,952	14,800
Inventories	6,814	1,540
Accounts payable	48,611	(32,559)
Accrued and other liabilities	(10,963)	(37,012)
Taxes payable	(3,058)	(4,883)
Other changes, net	(1,474)	(236)
Other non-cash adjustments	(1,682)	(4,043)

Total adjustments	92,133	(5,498)

Net cash provided by (used for) operating activities	79,726	(65,572)

Investing activities:
Procees from The Reserve Fund’s Primary Fund	1,629	—
Proceeds from borrowings against company-owned life insurance policies	12,500	—
Change in cash surrender value of company owned life insurance policies	(38)	(36)
Acquisition of businesses, net of cash acquired	—	(2,381)
Purchase of property and equipment	(3,461)	(764)

Net cash provided by (used for) investing activities	10,630	(3,181)

Financing activities:
Floor plan financing agreement, net	(74,159)	27,201
Proceeds from borrowings under credit facility	5,000	—
Payments under credit facility	(5,000)	—
Principal payment under long term obligations	(108)	(42)
Issuance of common shares	33	—
Debt financing costs	(1,606)	—
Dividends paid	(681)	(678)

Net cash (used for) provided by financing activities	(76,521)	26,481

Effect of exchange rate changes on cash	731	80

Cash flows provided by (used for) continuing operations	14,566	(42,192)
Cash flows of discontinued operations:
Operating cash flows	205	487

Net increase (decrease) in cash	14,771	(41,705)
Cash at beginning of period	36,244	69,935

Cash at end of period	$51,015	$28,230

AGILYSYS, INC. • 28925 FOUNTAIN PARKWAY • SOLON, OH 44139 • WWW.AGILYSYS.COM

AGILYSYS, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)

	Three Months Ended
	June 30,
(In thousands)	2009	2008
		(As Adjusted)

Net loss	$(12,396)	$(60,036)
Plus:
Interest expense, net	174	7
Other income, net	(471)	(238)
Income tax expense (benefit)	15	(5,162)
Depreciation and amortization expense (a)	6,328	6,911
Income from discontinued operations, net of tax	(11)	(38)

Adjusted EBITDA	(6,361)	(58,556)
Asset impairment charges	—	33,623
Restructuring charges	14	23,063

Adjusted EBITDA excluding asset impairment and restructuring charges	$(6,347)	$(1,870)

(a)	Depreciation and amortization expense excludes amortization of deferred finance costs, totaling $88 and $56 for the three months ended June 30, 2009 and 2008, respectively, as such costs are already included in interest expense, net.
AGILYSYS, INC. • 28925 FOUNTAIN PARKWAY • SOLON, OH 44139 • WWW.AGILYSYS.COM